Exhibit 2.02

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Suncor Energy (Syncrude) Operating Inc.
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	8/7/2025
Reporting Entity ESTMA Identification Number	E814415		○ Original Submission		Report Version
			◉ Amended Report		2
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Kris Smith				Date	7/28/2025
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Suncor Energy (Syncrude) Operating Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E814415
Subsidiary Reporting Entities (if necessary)
Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	Government of Alberta			1,815,040,000	9,550,000					1,824,590,000
Canada -Alberta	Regional Municipality of Wood Buffalo		69,570,000							69,570,000
Canada -Alberta	Fort McKay First Nation		120,000		650,000					770,000
Canada -Alberta	MCFN Community Trust				2,930,000					2,930,000
Canada -Alberta	UNIVERSITY OF ALBERTA						390,000			390,000
Canada -Alberta	CHIPEWYAN PRAIRIE FIRST NATION IRC				100,000					100,000
Canada -Alberta	MIKISEW CREE FIRST NATION GIR				300,000					300,000
Canada -Alberta	FORT MCKAY MÉTIS NATION SC				110,000					110,000
Canada -Alberta	FORT MCMURRAY METIS LOCAL 1935				550,000					550,000
Canada -Alberta	ATHABASCA CHIPEWYAN FIRST NATION				400,000					400,000
Canada -Alberta	FORT MCMURRAY 486 FIRST NATION				190,000					190,000

Additional Notes:

- All payments are reported in Canadian dollars.

- All amounts have been rounded to the nearest $10,000 CAD.

- The report has been amended to correct the Payee from “Fort Mckay Metis Nation SC" to “Athabasca Chipewyan First Nation.” The payment amount remains the same.

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
2 Optional field.
3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Suncor Energy (Syncrude) Operating Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E814415
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Alberta	Syncrude Project	69,690,000	1,815,040,000	14,780,000	-	390,000	-	-	1,899,900,000

Additional Notes[3]:

- All payments are reported in Canadian dollars.

- All amounts have been rounded to the nearest $10,000 CAD.

- The report has been amended to correct the Payee from “Fort Mckay Metis Nation SC” to “Athabasca Chipewyan First Nation.” The payment amount remains the same.

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.